Exhibit 99.5

U.S. Offer to Exchange
(i) Outstanding Class B Shares held by U.S. Persons (“PESA Shares”)
and (ii) Outstanding American Depositary Shares,
each American Depositary Share representing 10 PESA Shares (“PESA ADSs”)

of

PETROBRAS ARGENTINA S.A.
(“Petrobras Argentina”)

for

(i) Common Shares
or (ii) American Depositary Shares (“Pampa ADSs”),
each American Depositary Share representing 25 Common Shares of

PAMPA ENERGÍA S.A.
(“Pampa”)

Pursuant to the Prospectus dated October 7, 2016

THIS U.S. EXCHANGE OFFER CAN BE ACCEPTED BY HOLDERS OF PESA ADSs BY 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 14, 2016, UNLESS THE U.S. EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

October 7, 2016

To Our Clients:

Enclosed for your consideration is a prospectus, dated October 7, 2016 (the “Prospectus”) and the related PESA ADS letter of transmittal (the “PESA ADS Letter of Transmittal” and, together with the Prospectus, as amended or supplemented from time to time, the “Offer Documents”) relating to the offer by Pampa, a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”), to accept the outstanding PESA ADSs (each representing rights to ten PESA Shares) of Petrobras Argentina, a sociedad anónima organized under the laws of Argentina, for the Offer Share Consideration, upon the terms and subject to the conditions set forth in the Prospectus (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Exchange Offer ”).  The U.S. Exchange Offer is being made in conjunction and simultaneously with an offer by Pampa in Argentina for all outstanding PESA Shares (but not PESA ADSs) (whether or not held by U.S. Persons) (the “Argentine Offer,” and together with the U.S. Exchange Offer, the “Offers”). The consideration offered in the Argentine Offer is the same as the Offer Share Consideration in the U.S. Exchange Offer.  Pampa does not intend to amend the Offer Share Consideration and, while the Offers are open, will not purchase or make any arrangements to purchase PESA ADSs, other than pursuant to the Offers.

All terms not otherwise defined herein have the meaning set forth in the Prospectus.

The U.S. Exchange Offer is not conditioned on any minimum number of PESA ADSs being tendered. However, the U.S. Exchange Offer is subject to other Conditions.  See “The Offers—Conditions of the U.S. Offers” in the Prospectus.

We are (or our nominee is) the holder of record of PESA ADSs held by us for your account.  A tender of such PESA ADSs can be made only by us as the holder of record and pursuant to your instructions.  The PESA ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender PESA ADSs held by us for your account.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the PESA ADSs held by us for your account through the ADS Exchange Agent, pursuant to the terms and subject to the conditions set forth in the Offer Documents.

The enclosed Instruction Form cannot be used to tender PESA Shares, except insofar as rights to PESA Shares are represented by PESA ADSs.  If you hold PESA Shares that are not represented by PESA ADSs, you can only tender such PESA Shares into the U.S. Exchange Offer or the Argentine Offer by following the instructions in the Offer Documents.  See Instruction 2 of the PESA ADS Letter of Transmittal.

For any holder of PESA ADSs who (i) is an Argentine Resident Individual or an Argentine Resident Entity for Argentine tax purposes who does not wish its Offer Share Consideration to be subject to Argentine withholding taxes, (ii) will submit a Tax Cost Certificate or (iii) gives the ADS Exchange Agent its consent to instruct the PESA Depositary to cancel the PESA ADSs that are validly tendered but not accepted in the U.S. Exchange Offer, withdraw from the PESA ADS program the PESA Shares underlying such PESA ADSs and deliver such PESA Shares to the Argentine Receiving Agent for tender pursuant to the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders), such holder’s PESA ADSs must be tendered at the individual beneficial owner level, and, for registered holders, an individual PESA ADS Letter of Transmittal must be delivered to the ADS Exchange Agent.  Such holders must also deliver any other documentation required pursuant to the Prospectus and the PESA ADS Letter of Transmittal.

The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date.

Please note the following:

1.  In order to participate in the U.S. Exchange Offer, holders of PESA ADSs may tender their PESA ADSs through The Bank of New York Mellon, as “ADS Exchange Agent,” in accordance with the instructions set forth in the Offer Documents.  PESA ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Exchange Offer. PESA ADSs may not be tendered in the U.S. Cash Tender Offer or the Argentine cash tender offer. As an alternative to tendering its PESA ADSs through the ADS Exchange Agent, a PESA ADS holder may also surrender its PESA ADSs to JPMorgan Chase Bank N.A., as PESA depositary (the “PESA Depositary”), withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and participate directly in the U.S. Exchange Offer or the Argentine Offer as a holder of PESA Shares, allowing sufficient time to complete all necessary steps and make all required arrangements. See “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” in the Prospectus.

2.  After acceptance by Pampa of the PESA ADSs tendered through the ADS Exchange Agent and receipt by ADS Exchange Agent of delivery of the Offer Share Consideration for those PESA ADSs, the ADS Exchange Agent, if you tender your PESA ADSs for Pampa ADSs by means of The Depository Trust Company (“DTC”) book-entry confirmation facilities, will deliver the applicable number of whole Pampa ADSs to DTC, which will further allocate the appropriate number of whole Pampa ADSs to the account of the DTC participant that tendered the PESA ADSs on your behalf. Any fees charged by the Pampa Depositary for the issuance of the Pampa ADSs will be paid by Pampa. If you are a registered holder of PESA ADSs and tender your PESA ADSs for Pampa ADSs to the ADS Exchange Agent by means of a completed and signed PESA ADS Letter of Transmittal, the ADS Exchange Agent will cause the applicable number of whole Pampa ADSs to be registered in your name on the books of the Pampa Depositary in uncertificated form, and the Pampa Depositary will send you confirmation of that registration and the number of Pampa ADSs registered in your name. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

3.  U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided.  See Instruction 12 of the Letter of Transmittal.

4.  Any holder of PESA ADSs that wishes to tender PESA ADSs through the ADS Exchange Agent must do so no later than the Expiration Time on the Expiration Date or the new Expiration Date, as applicable.  See “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA ADSs” in the Prospectus.

5.  In order to participate in the U.S. Exchange Offer through the ADS Exchange Agent, the following must be delivered to the ADS Exchange Agent prior to the PESA ADS Expiration Time on the Expiration Date: (a) American depositary receipts evidencing the tendered PESA ADSs and the enclosed PESA ADS Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or (b) in the case of a book-entry transfer through DTC, an Agent’s Message (as defined in the PESA ADS Letter of Transmittal), in each case together with any other documents required by the ADS Exchange Agent and in accordance with the instructions set forth in the PESA ADS Letter of Transmittal.

If you wish to have us tender any or all of the PESA ADSs held by us for your account through the ADS Exchange Agent, please so instruct us by completing, executing, detaching and returning to us the Instruction Form enclosed herein.  If you authorize the tender of your PESA ADSs, all such PESA ADSs will be tendered unless otherwise specified below.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER THROUGH THE ADS EXCHANGE AGENT ON YOUR BEHALF PRIOR THE EXPIRATION TIME ON THE EXPIRATION DATE OR THE NEW EXPIRATION DATE, AS APPLICABLE.

The U.S. Exchange Offer is made solely by the Prospectus and the related PESA ADS Letter of Transmittal.  Pampa is not aware of any jurisdiction where the making of the U.S. Exchange Offer would not be in compliance with the laws of that jurisdiction.  If Pampa becomes aware of any jurisdiction in which the making of the U.S. Exchange Offer would not be in compliance with applicable law, Pampa will make a good faith effort to comply with any such law.  If, after such good faith effort, Pampa cannot comply with any such law, the U.S. Exchange Offer will not be made to (nor will elections to tender PESA Shares or PESA ADSs be accepted from or on behalf of) the holders of PESA Shares, and holders of PESA ADSs, in that jurisdiction.  In any jurisdiction where the PESA Securities, blue sky or other laws require the U.S. Exchange Offer to be made by a licensed broker or dealer, the U.S. Exchange Offer will be deemed to be made on behalf of Pampa by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instruction Form

The undersigned acknowledge(s) receipt of your letter and the Prospectus dated October 7, 2016, and the related PESA ADS Letter of Transmittal in connection with the U.S. Exchange Offer.

This will instruct you to tender through The Bank of New York Mellon, as ADS Exchange Agent, the number of PESA Shares that underlie the PESA ADSs indicated below (or if no number is indicated below, all the PESA Shares that underlie the PESA ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related PESA ADS Letter of Transmittal.

Dated: ____________, 2016	Number of PESA ADSs representing PESA Shares to be tendered*
___________________________________________ Signature(s)
___________________________________________ Please Print Name(s)
___________________________________________ Address(es)
___________________________________________ Tel. No. (including Country and Area Codes)
___________________________________________ Social Security No.

______________

*  Unless otherwise indicated, it will be assumed that the PESA Shares that underlie all your PESA ADSs are to be tendered.

For any holder of PESA ADSs who (i) is an Argentine Resident Individual or an Argentine Resident Entity for Argentine tax purposes who does not wish its Offer Share Consideration to be subject to Argentine withholding taxes, (ii) will submit a Tax Cost Certificate or (iii) gives the ADS Exchange Agent its consent to instruct the PESA Depositary to cancel the PESA ADSs that are validly tendered but not accepted in the U.S. Exchange Offer, withdraw from the PESA ADS program the PESA Shares underlying such PESA ADSs and deliver such PESA Shares to the Argentine Receiving Agent for tender pursuant to the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders), such holder’s PESA ADSs must be tendered at the individual beneficial owner level, and, for registered holders, an individual PESA ADS Letter of Transmittal must be delivered to the ADS Exchange Agent.  Such holders must also deliver any other documentation required pursuant to the Prospectus and the PESA ADS Letter of Transmittal.

The Tax Cost Certificate must be received by the Information Agent or the Argentine Receiving Agent no later than five business days prior to the Expiration Date.

4